Exhibit 99.1

news release

CTS CORPORATION  Elkhart, Indiana 46514 574-523-3800

October  26, 2015

FOR RELEASE:  Immediately

CTS ANNOUNCES THIRD QUARTER 2015 RESULTS

Delivers solid operating results despite soft sales

Addressing legacy environmental issue

Elkhart, IN. CTS Corporation (NYSE: CTS) today announced third quarter 2015 results.

•	Sales were $90.6 million, down 9.3% compared to the third quarter of 2014, driven primarily by lower volumes and unfavorable foreign exchange impact.

•	GAAP loss was $4.8 million, or $0.15 per share, compared to earnings of $8.1 million, or $0.24 per diluted share from continuing operations in the third quarter of 2014.

•

GAAP loss includes a non-recurring charge of $14.5 million or $0.28 per diluted share for remediation of a legacy environmental issue, restructuring-related charges of $0.06 and unfavorable foreign tax items of $0.04.

•	Adjusted EPS was $0.23, compared to $0.29 in the third quarter of 2014.

Third quarter sales to automotive customers declined $4.5 million year-over-year due to lower sales of older automotive products and unfavorable foreign exchange impact. Sales of electronic components were down $4.8 million primarily driven by lower sales to HDD customers and softness in the telecom infrastructure market. CTS received $95 million in new business awards in the third quarter, bringing the year-to-date new business awards to $455 million.

“We experienced soft volumes and unfavorable foreign exchange impact but delivered solid operating results by focusing on a combination of productivity projects, savings from restructuring actions and cost management. We are continuing our long term growth focus with another quarter of solid new business awards,” said Kieran O’Sullivan, CEO of CTS Corporation. “We are addressing a legacy environmental issue and working closely with the EPA on remediation, while remaining focused on executing our business strategy. We expect sequential sales growth in the fourth quarter of 2015.”

2015 Guidance

Management expects full year 2015 adjusted earnings per diluted share to be in the range of $0.95 to $1.05, consistent with previous guidance, but full year 2015 sales will be challenged to achieve the low end of the previous guidance range of $390 to $405 million. This includes the unfavorable currency impact at current rates.

Conference Call

As previously announced, the Company has scheduled a conference call on Tuesday, October 27, 2015 at 11:00 a.m. (EDT).  The dial-in number for the conference call is 888-438-5535 (719-325-2402, if calling from outside the U.S.). The conference I.D. number is 788577. There will be a replay of the conference call from 2:00 p.m. (EDT) on Tuesday, October 27, 2015 through 2:00 p.m. (EDT) on Tuesday, November 10, 2015. The telephone number for the replay is 888-203-1112

(719-457-0820, if calling from outside the U.S.). The access code is 788577. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters as well as any product liability claims; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 1142 West Beardsley Avenue, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS – UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Net sales	$90,646	$99,957	$289,028	$303,643
Costs and expenses:
Cost of goods sold	59,200	67,458	192,073	206,706
Selling, general and administrative expenses	12,690	13,899	43,625	43,353
Research and development expenses	5,692	5,807	16,378	16,765
Non-recurring environmental charge	14,541	—	14,541	—
Restructuring and impairment charges	2,373	1,570	5,229	4,806
Operating (loss) earnings	(3,850)	11,223	17,182	32,013
Other (expense) income:
Interest expense	(714)	(568)	(1,955)	(1,763)
Interest income	713	707	2,354	1,959
Other	(3,072)	562	(4,641)	(1,618)
Total other (expense) income	(3,073)	701	(4,242)	(1,422)
(Loss) earnings before income taxes	(6,923)	11,924	12,940	30,591
Income tax (benefit) expense	(2,163)	3,807	(7,667)	11,033
Net (loss) earnings	$(4,760)	$8,117	$20,607	$19,558

(Loss) earnings per share:
Basic	$(0.15)	$0.24	$0.62	$0.58
Diluted	$(0.15)	$0.24	$0.61	$0.57

Cash dividends declared per share	$0.040	$0.040	$0.120	$0.120

Average common shares outstanding:
Basic	32,770	33,599	33,083	33,683

Diluted	32,770	34,107	33,568	34,198

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted (loss) earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014

GAAP diluted (loss) earnings per share	$(0.15)	$0.24	$0.61	$0.57

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.06	0.05	0.13	0.15
Non-recurring environmental charge	0.28	—	0.28	—
Increase in the recognition of foreign valuation allowance	0.03	—	0.03	—
Increase in the recognition of uncertain tax benefits	—	—	0.15	—
Change in treatment of certain foreign taxes	0.01	—	(0.46)	—
Tax asset write-off related to restructuring	—	—	—	0.01
Adjusted diluted earnings per share	$0.23	$0.29	$0.74	$0.73

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
$ In thousands	September 27,	September 28,	September 27,	September 28,
Expense	2015	2014	2015	2014
Depreciation and Amortization	$3,894	$4,321	$11,987	$12,722
Equity Based Compensation	$293	$660	$2,655	$1,839

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS – UNAUDITED

(In thousands of dollars)

	(Unaudited) September 27,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$150,755	$134,508
Accounts receivable, net	59,213	56,894
Inventories, net	26,974	27,887
Other current assets	20,766	21,112
Total current assets	257,708	240,401
Property, plant and equipment, net	68,932	71,414
Other Assets
Prepaid pension asset	38,773	32,099
Goodwill	32,047	32,047
Indefinite-lived intangible asset	690	690
Other intangible assets, net	32,960	35,902
Deferred income taxes	56,610	43,120
Other	1,021	1,253
Total other assets	162,101	145,111
Total Assets	$488,741	$456,926
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$39,483	$43,343
Accrued payroll and benefits	9,089	11,283
Accrued liabilities	43,031	25,356
Total current liabilities	91,603	79,982
Long-term debt	90,500	75,000
Post retirement obligations	2,729	3,049
Other long-term obligations	8,305	9,106
Shareholders’ Equity
Common stock	300,897	299,892
Additional contributed capital	40,481	39,153
Retained earnings	396,796	380,145
Accumulated other comprehensive loss	(101,785)	(104,233)
Total shareholders’ equity before treasury stock	636,389	614,957
Treasury stock	(340,785)	(325,168)
Total shareholders’ equity	295,604	289,789
Total Liabilities and Shareholders’ Equity	$488,741	$456,926